Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2015 (refer to Appendix A), relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of John Hancock Variable Insurance Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 21, 2015

Appendix A

John Hancock Variable Insurance Trust as of December 31, 2014

500 Index Trust B	Lifestyle Balanced MVP
Active Bond Trust	Lifestyle Balanced PS Series
All Cap Core Trust	Lifestyle Conservative MVP
Alpha Opportunities Trust	Lifestyle Conservative PS Series
American Asset Allocation Trust	Lifestyle Growth MVP
American Global Growth Trust	Lifestyle Growth PS Series
American Growth Trust	Lifestyle Moderate MVP
American Growth-Income Trust	Lifestyle Moderate PS Series
American International Trust	Mid Cap Index Trust
American New World Trust	Mid Cap Stock Trust
Blue Chip Growth Trust	Mid Value Trust
Bond Trust	Money Market Trust B
Capital Appreciation Trust	Money Market Trust
Capital Appreciation Value Trust	Mutual Shares Trust
Core Bond Trust	New Income Trust
Core Strategy Trust	Real Estate Securities Trust
Emerging Markets Value Trust	Real Return Bond Trust
Equity-Income Trust	Science and Technology Trust
Financial Services Trust	Short Term Government Income Trust
Franklin Templeton Founding Allocation Trust	Small Cap Growth Trust
Fundamental All Cap Core Trust	Small Cap Index Trust
Fundamental Large Cap Value Trust	Small Cap Opportunities Trust
Global Bond Trust	Small Cap Value Trust
Global Trust	Small Company Growth Trust
Health Sciences Trust	Small Company Value Trust
High Yield Trust	Strategic Equity Allocation Trust
Income Trust	Strategic Income Opportunities Trust
International Core Trust	Total Bond Market Trust B
International Equity Index Trust B	Total Return Trust
International Growth Stock Trust	Total Stock Market Index Trust
International Small Company Trust	U.S. Equity Trust
International Value Trust	Ultra Short Term Bond Trust
Investment Quality Bond Trust	Utilities Trust
Lifestyle Aggressive MVP	Value Trust
Lifestyle Aggressive PS Series